Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to use in the Prospectus constituting a part of this Registration Statement of our report dated April 21, 2005 relating to the balance sheet of Berkeley Income Trust, Inc. which is contained in this Prospectus.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.


Sacramento, California                           /s/ MACIAS GINI & COMPANY LLP
July 27, 2005